UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 20, 2013

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Strategic Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

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Maryland	000-54376	90-0413866
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)	Identification No.)

400 South El Camino Real, Suite 1100

San Mateo, California 94402

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 343-9300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 20, 2013, Strategic Realty Trust, Inc. (the “Company”) borrowed $500,000 (the “Loan”) from Glenborough Property Partners, LLC (“Lender”), an affiliate of SRT Advisor, LLC, the Company’s advisor (“Advisor”), pursuant to an unsecured promissory note by the Company in favor of the Lender (the “Note”). The Company will use the proceeds of the Loan for general working capital purposes.

The entire unpaid principal amount of the Loan and all accrued and unpaid interest thereon and any other amounts due under the Note will be due and payable in full on February 28, 2014 (the “Maturity Date”); provided, however, that in the event that the advisory agreement between the Company, the Company’s operating partnership and Advisor (the “Advisory Agreement’) is terminated by the Company (excluding any termination by the Company for Cause (as defined in the Advisory Agreement)) or expires without renewal, the Maturity Date will be accelerated to the date of such termination or expiration of the Advisory Agreement. The Loan will bear interest at a per annum rate of seven percent (7.0%) (the “Interest Rate”); provided, however, that in the event all amounts due under the Note are not paid in full upon the Maturity Date (or any acceleration thereof) or upon any other event of default under the Note, the Loan will bear interest at an interest rate equal to the lesser of (1) a fixed annual rate equal to the Interest Rate plus five percent (5%), and (2) the maximum rate of interest permitted under applicable law. The Company will make monthly payments to Lender of interest only, in arrears, until the Maturity Date (or acceleration thereof). In the event that all or any portion of any payment due under the Note (other than the payments due on the Maturity Date) is not paid when due, the Company will pay to Lender a penalty equal to five percent (5%) of the amount of such late payment. The Company may prepay all or any portion of the Loan at any time or from time to time, without penalty. Upon the occurrence of an event of default under the Note, Lender may at its option and without notice or demand declare immediately due and payable the unpaid principal balance of the Loan and all accrued and unpaid interest thereon and all other amounts due under the Note (including attorneys’ fees).

SRT Secured Holdings, LLC, the Company’s wholly-owned subsidiary (“Guarantor”), has agreed to unconditionally guarantee to Lender the full and prompt payment when due (whether at maturity, by required prepayment, acceleration, demand or otherwise) of the Company’s obligations under the Note (the “Guaranty”). Any default by Guarantor under the Guaranty, or assertion by Guarantor that the Guaranty is not in full force and effect, will constitute an event of default under the Loan.

The descriptions of the terms of the Note and the Guaranty set forth in this Item 2.03 are qualified in their entirety by the Note and the Guaranty, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Promissory Note, dated September 20, 2013, by Strategic Realty Trust, Inc. in favor of Glenborough Property Partners, LLC

10.2	Guaranty, dated as of September 20, 2013, by SRT Secured Holdings, LLC in favor of Glenborough Property Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Date: September 25, 2013	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Promissory Note, dated September 20, 2013, by Strategic Realty Trust, Inc. in favor of Glenborough Property Partners, LLC

10.2	Guaranty, dated as of September 20, 2013, by SRT Secured Holdings, LLC in favor of Glenborough Property Partners, LLC